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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 1 of the Registration Statement (Form S-3) and related Prospectus of Excite, Inc. for the registration of 1,552,500 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the Consolidated Financial Statements of Excite, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated January 22, 1998, except for Note 14 as to which the date is February 2, 1998, with respect to the Supplemental Consolidated Financial Statements of Excite Inc. included in its report on Form 8-K dated May 15, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Palo Alto, California

May 22, 1998